UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 22, 2011

OPTEX SYSTEMS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54144	333-143215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Presidential Drive, Richardson, TX	75081-2439
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-644-0722

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01                      Amendment to a Material Definitive Agreement

On March 22, 2011, Peninsula Bank Business Funding  and Optex Systems, Inc. (the “Company”), the wholly-owned subsidiary of Optex Systems Holdings, Inc., entered into a fourth amendment to the existing credit facility agreement between them to extend the maturity date to March 15, 2012.  Section 1.1 was amended to: (i) define “Borrowing Base” as $175,000, (ii) delete the definition of “EBITDA”, and (iii) amend subsection (i) of the definition of “Eligible Accounts” so as to exclude any accounts for any account debtor (other than GDLS) which exceed 30% of all accounts and for GDLS to exclude those total obligations that exceed the lesser of 50% of all accounts or the aggregate sum of $500,000.   Section 2.3(a)(ii) was amended so that the minimum semi annual interest payment is $20,000, and Section 6.8 was amended in its entirety so as to require the Company to maintain a zero balance on the credit facility for a period of at least 30 consecutive days during the period from March 15, 2011 to March 15, 2012.

Item 9.01.  Exhibits:

10.30	Fourth Amendment to Loan and Security Agreement by and between Peninsula Bank Business Funding, a division of The Private Bank of the Peninsula and Optex Systems, Inc., executed on March 22, 2011.

Optex Systems Holdings, Inc.
(Registrant)

By:	/s/ Stanley A. Hirschman
Stanley A. Hirschman
Title:	President

Date: March 28, 2011

EXHIBIT INDEX

10.30	Fourth Amendment to Loan and Security Agreement by and between Peninsula Bank Business Funding, a division of The Private Bank of the Peninsula and Optex Systems, Inc., executed on March 22, 2011.